EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT executed as of October 1, 1994, by and between Roadhouse Grill, Inc., a Florida corporation (the "Company") and J. David Toole, III, (the "Employee").

                                    RECITALS:

         A. The Company is engaged in the operation and franchising of steak restaurants in the United States and internationally.

         B. Employee is currently employed by the Company as its President.

         C. The Company desires to employ the Employee in the capacity of President and to be assured of the Employee's availability to render services to the Company and the Employee desires to be so employed by the Company on the terms and provisions hereinbelow set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

         1.       EMPLOYMENT, TERM, DUTIES AND ACCEPTANCE.

                  (a) The Company shall employ the Employee for the Employment Period, as hereinafter defined, as President to perform such duties as are customarily associated with such position and those which may, from time to time, be assigned to the Employee by the Company's Board of Directors. The Employee hereby agrees to accept such employment and to devote his full time, attention and best efforts in and to the faithful performance of his duties hereunder, (subject to the general direction and control of the Company's Board of Directors).

                  (b) The Employee hereby agrees to contribute his best skills and services at all times to the Company. The Employee agrees to devote his full time, attention and energy to diligently and competently performing the duties and responsibilities assigned to him by the Company.

                  (c) The Employee hereby agrees that all written documentation, articles, brochures, proposed advertisements, ideas and drawings, Company records, ledgers, accounts, customer lists and all related and similar materials prepared or collected by him during his

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employment and in connection with the rendering of his services to the Company, as well as notes taken with respect to lectures, seminars and other business related activities attended while in the employ of the Company shall be the sole and exclusive property of the Company. Accordingly, the Employee acknowledges that his employment does not confer upon him any ownership interest in or personal claim upon any such materials.

                  (d) The Employee hereby agrees to abide by all reasonable rules and regulations established by the Board of Directors of the Company and restrictions, if any, applicable to the Employee which may, from time to time, be set forth in the Company's Articles of Incorporation and By Laws.

         2.       COMPENSATION.  Except as otherwise set forth in this
Section 2, as compensation for all duties to be rendered by the Employee hereunder, the Company shall pay or grant to the Employee during the Employment
Period:

                  (a)      A base salary of $120,000 per annum;

                  (b) An annual bonus in an amount equal to the greater of (i) 10% of the profits (before of the first 4 Roadhouse Grill restaurants developed by the Company (so long as such restaurants have a profit of at least 10% of sales) or (ii) 5% of the pre-tax profits of the Company after deducting depreciation and general corporate overhead ; and

                  (c) Group benefits generally available to executives of the Company. The first four (4) Roadhouse Grill restaurants described in
Section 2(b) above are those located at the following addresses: (i) 8525 Pines Boulevard, Pembroke Pines, Florida, (ii) 12599 Biscayne Boulevard, North Miami, Florida, (iii)1580 University Drive, Coral Springs, Florida, and (iv) 4201 Okeechobee Boulevard, West Palm Beach, Florida.

         3.       COMMENCEMENT, TERM AND TERMINATION.

                  (a) Notwithstanding any other provision in this agreement, unless otherwise terminated pursuant to the provisions of this Section 3, the Employment Period shall commence as of October 1, 1994 and shall terminate 36 months thereafter.


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                  (b) The Company shall have the right to terminate this
Agreement and the Employee's employment hereunder "for cause", meaning any one of the following:

                           (i)      A material breach or violation of any
provision of this Agreement or the failure of the Employee to materially perform his duties or responsibilities hereunder after the Employee has been given written notice together with a reasonable opportunity to cure said breach, violation or failure during such period;

                           (ii)     Commission of a felony;

                           (iii)    Illegal use of drugs; or

                           (iv)     Unlawful harassment of employees.

                  The right of the Company to so terminate this Agreement and the Employee's employment hereunder shall be exercisable by the Company upon giving of written notice to the Employee specifying the grounds for such termination. Such termination shall be effective upon the giving of such written notice by the Company subject to any "cure periods" provided in this Section 3.

         4.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) The Employee hereby acknowledges that, in and as of a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to certain Company records, secrets, documentation, ledgers and general Company information, account receivable and payable ledgers, customer list, prospective franchisees and franchisee list, financial and other records of the Company, its subsidiaries and affiliates, customer, franchisees and other similar matters (all such information together with that certain information described herein, being hereinafter referred to as "Confidential Information"); and the Employee further acknowledges that the Confidential Information is of great value to the Company. The parties recognize that the duties and services to be performed by the Employee are special and unique and that, by reason of his employment thereunder, the Employee will acquire the Confidential Information. The parties confirm that it is reasonably necessary to protect the Company's goodwill and that, accordingly, the Employee hereby agrees that he will not, at any time, directly or indirectly, except in connection with the Employee's employment hereunder or as otherwise authorized by the Company's Board of Directors for the benefit of the Company:

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                           (i)      Divulge to any person, firm or corporation
other than the Company (hereinafter referred to as "Third Parties"), or use or cause to authorize any Third Parties to use the Confidential Information or any other information relating to the business or interests of the Company which he knows or should know is regarded as Confidential and valuable by the Company (whether or not any of the foregoing information is actually novel or unique or is actually known to others), except as required by law; or as authorized by the Company;

                           (ii)     Solicit or cause to authorize, directly
or indirectly, to be solicited, for or on behalf of himself or any Third Parties, any business competitive to the business of the Company from Third Parties who are at any time within one year prior to the cessation of the Employment Period customers of the Company;

                           (iii)    Accept, cause or authorize, directly or
indirectly, to be accepted for or on behalf of himself or any Third Parties, any business competitive to the business of the Company from any such customers of the Company; or

                           (iv)     Solicit, cause to authorize, directly or
indirectly, to be solicited for employment for or on behalf of himself or any Third Parties, any persons who are at any time within one year prior to cessation of the Employment Period, employees of the Company.

                  (b) The Employee agrees that upon expiration of his employment by the Company for any reason, he shall forthwith deliver or cause to be delivered to the Company any and all Confidential Information; including drawings, notebooks, keys, data and other documents and materials belonging to the Company which is in his possession or under his control relating to the Company or its business, and will deliver upon such expiration of employment any other property of the Company which is in this possession or under his control.

                  (c) For purposes of this Agreement, "proprietary information" shall mean any information relating to the Business of the Company that has not previously been publicly and shall include, without limitation, information included in all drawings, designs, plans proposals, marketing and sales programs, financial information, costs, pricing information, customer information, recipes and all methods, concepts or ideas in or reasonably related to the Company's business. The Employee understands and agrees that all "proprietary information" conceived by him either alone or with others or provided to him by the Company or others is the sole and exclusive property of the Company.

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                  (d) The Employee hereby acknowledges that the services to be rendered by him to the Company hereunder are or a special and unique nature and that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. The Employee hereby further acknowledges that the restrictions herein and goodwill of the Company and that a violation by the employee of any such covenant will cause irreparable damage to the Company. The Employee therefore agrees that any breach or threatened breach by him of any provisions of this Section 4 shall entitle the Company, in addition to any other legal remedy available to it, to apply any court of competent jurisdiction for a temporary and permanent injunction or any other applicable decree of specific performance, without any bond or security being required thereof, in order to enjoin such breach or threatened breach. The parties understand and intend that each provision and restriction agreed to in this Section 4 shall be construed as separable and divisible from every other provision and restriction and that the unenforceability of any one provision or restrictions shall not limit the enforceability, in whole or in part, of any other provision or restriction and that one or more of all of such provisions or restrictions may be enforced, in whole or in part, as the circumstances warrant.

         5. AGREEMENT NOT-TO-COMPETE. The Employee hereby agrees, to the extend permitted by law, that during the three year period subsequent to the date of termination of his employment with the Company hereunder, the Employee shall not, either directly or indirectly, engage in any business giving, offering, or selling any service or products which comprise a part of the Roadhouse system, either as a proprietor, partner, investor, shareholder, employee, agent or consultant.

         It is the intention of this provision to preclude not only direct competition, but also all forms of indirect competition, such as consultation for competitive businesses, service as an independent contractor for such competitive business, or any assistance or transmission of information of any kind or nature whatsoever which would be of any material assistance to be competitor. Nothing herein shall prevent the Employee from owning for investment purposes, up to an aggregate of five percent (5%) of the capital stock of any such competitive business, provided that such business is a publicly held corporation, whose stock is listed and traded on a national or regional stock exchange, or through the National Association of Securities Dealers Automated Quotation System (NASDAQ), provided that Employee does not control any such company.

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         6. INVALIDITY. If all or any portion of the foregoing covenant not to compete is held unreasonable, void, vague, or illegal by any court or agency having valid jurisdiction in any unappealed final decision to which Roadhouse is a party, the court or agency shall be empowered to revise and/or construe said covenant so as to cause same to fall within permissible legal limits and shall not invalidate the entire covenant. Employee expressly agrees to be bound by any lesser covenant. Employee expressly agrees to be bound by any lesser covenant subsumed within the terms of this Agreement, as if the resulting covenant were separately stated in and made a part of hereof.

         7. INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless against any and all legal claims, suits, damages, or liabilities arising out of or resulting from the performance of the Employee's duties as a Director or Officer of the Company.

         8.       GENERAL PROVISIONS.

                  (a) The Employee may not at any time assign this Agreement not any right or interest hereunder. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of this parties hereto, the Employee's legal representative and the Company's successors an assigns.

                  (b) For purposes only of Section 5 hereof, the term "Company" shall mean and include subsidiaries, parents and affiliated companies of the Company in existence from time to time.

                  (c) Any notice, request, instruction or their documentation required or permitted to be given hereunder shall be sufficient if in writing and hand delivered or sent by United States Certified Mail, Return Receipt Requested to the parties at:

         If to the Company:                 4801 S. University Drive
                                            Suite 304E
                                            Davie, Florida 33328

         If to the Employee:                ________________________

                                            ________________________

Either party may change the address to which notices shall be delivered by notice given to the other party as provided herein. For all purposes, the date of the giving of any notice hereunder shall be the date of the hand delivery or the mailing thereof.


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                  (d) This Agreement contains the entire agreement of the
parties with respect to the subject matter hereof and any and all prior negotiations, agreements or understandings relating thereto, written or oral, are superseded hereby. This Agreement may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be invalid, this Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as in such invalid portion or portions had not been inserted.

                  (f) Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder of any one time or more times be deemed a waive or relinquishment of such right or power at other time or times.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the day and year first above written.

COMPANY:                                      EMPLOYEE:

Roadhouse Grill, Inc.

By:  /s/ JOHN Y. BROWN, JR.                   /s/ JOHN DAVID TOOLE, III
     ----------------------                   -------------------------
     JOHN Y. BROWN, JR.                       JOHN DAVID TOOLE, III
     Chairman of the Board

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